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Exhibit 10.10
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Exhibit 10.10

Guaranty

FOR GOOD AND VALUABLE CONSIDERATIONS received, the undersigned, BUSINESS CARDS TOMORROW, INC., a Florida corporation ("Guarantor"), hereby unconditionally represents, promises, and guaranties the following:

1.  Identification of Guarantor:  The Guarantor is a solvent, duly organized,
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and validly existing corporation organized under the laws of the State of
Florida with its principal office and mailing address in the State of Florida being: 3000 N.E. 30th Place, Fort Lauderdale, Florida 33306.

2.  Consideration:  The Guarantor has received good and valuable considerations
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for this Guaranty.

3.  Obligation Guarantor:  The Guarantor unconditionally guaranties to A.B. and
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W.H. ENTERPRISES, INC. f/k/a BRAMOW ENTERPRISES, INC., a Florida corporation, including any successors and assigns ("Payee"), the prompt and full payment in currency of the United States of America at the address for the Payee set forth below, or at such other place and/or such other person as the Payee may designate in writing to the Guarantor, all principal, interest, attorney's fees and costs, and any other sums which may become due, under that certain Promissory Note of T.K.O. Distributors, Inc., a Florida corporation ("Maker") and all performances and obligations of the Maker under that certain Security Agreement of the Maker and the Payee of even date ("Security Agreement") (collectively all payments and performances due to Payee are the "Obligations"). The address for the Payee, for the purposes of this Guaranty, is: 20281 E. Country Club Drive #2308, North Miami Beach, Florida 33180.

4.  Term of Guaranty:  This Guaranty shall continue until such time that the
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Obligations, and all performances due hereunder of the Guarantor, are satisfied in full.

5.  Bankruptcy of Borrower:  In the event that any payments received by the
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Payee from the Borrower under the Obligations must be returned due to bankruptcy or similar law, the Guarantor hereby also unconditionally guarantees the payment of such returned amounts to the Payee.

6.  Waiver by the Payee:  No waiver of Payee with respect to the Guarantor or
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the Maker will be valid unless in writing, and signed by the Payee, and no such waiver shall be deemed a waiver of any other.

7.  Subordination:  The Guarantor subordinates any debts existing now or coming
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into effect in the future of the Maker to the Guarantor to the prompt and full satisfaction of the Obligations due to the Payee.

8.  Remedies of Payee:  Payee shall have the right to proceed against the
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Guarantor upon the expiration of a fifteen (15) day grace period to cure, which is commenced by written notice to Guarantor prior to any action of any nature against the Maker, in the event of any default of the Obligations by the Maker and/or Guarantor.

9.  Governing State:  The Guarantor hereby acknowledges that this Guaranty shall
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be governed exclusively by the laws of the State of Florida with the sole venue for any suit, action, or proceeding with respect to this Guaranty to be at a court of competent jurisdiction in Broward County, Florida, without any reference, with respect to the foregoing, to conflict of law principles.
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10.  Miscellaneous:  Guarantor shall not take any act or permit any act which
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would cause any default by the Maker of the Obligations, any default of any of the Obligations shall be deemed a default by the Guarantor of this Guaranty, the Payee shall be entitled to reasonable attorneys' fees and costs, trial level through any appeals, if any, in the event of any defaults of the Obligations and/or this Guaranty in addition to other remedies and damages, there is no other agreement or instrument which voids or diminishes the Obligations of the Guarantor hereunder, and Guarantor shall provide immediate written notice to Payee of any change in address of Guarantor. Obligations of the Guarantor hereunder if not paid when due shall accrue interest at the maximum rate permitted under the law.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the 12 day of May 1993.

Witnesses:
Beverly J. Perraud

BUSINESS CARDS TOMORROW, INC.

By:  Peter T. Gaughn
Its:  President